Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of BondBloxx Bloomberg Six Month Target Duration US Treasury ETF, BondBloxx Bloomberg One Year Target Duration US Treasury ETF, BondBloxx Bloomberg Two Year Target Duration US Treasury ETF, BondBloxx Bloomberg Three Year Target Duration US Treasury ETF, BondBloxx Bloomberg Five Year Target Duration US Treasury ETF, BondBloxx Bloomberg Seven Year Target Duration US Treasury ETF, BondBloxx Bloomberg Ten Year Target Duration US Treasury ETF, and BondBloxx Bloomberg Twenty Year Target Duration US Treasury ETF, each a series of BondBloxx ETF Trust, under the headings “Financial Statements” and “Miscellaneous Information” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

September 6, 2022

C O H E N & C OMP A N Y , L T D.

800.229.1099 | 866.818.4535 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board